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                                                                    Exhibit 11.1

                                TALX CORPORATION
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (restated)

                                                                       Three Months Ended March 31,        Year Ended March 31,
                                                                       ----------------------------    ----------------------------
                                                                           2001           2002             2001            2002
                                                                       ------------    ------------    ------------    ------------
                                                                               (unaudited)
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                           9,406,156      13,909,714       5,616,448       9,404,439
Weighted average number of common shares issued (1) (2)                     930,545        (134,677)      4,639,480       3,218,250
                                                                       ------------    ------------    ------------    ------------
Weighted average number of common shares outstanding - end of period     10,336,701      13,775,037      10,255,928      12,622,689
                                                                       ============    ============    ============    ============

Net earnings (loss):
    Continuing operations                                              $   (419,000)   $  1,431,000    $  2,141,000    $  3,933,000
    Gain on disposal of discontinued operations                                --              --            36,000            --
    Cumulative effect of change in accounting principle                        --              --        (1,655,000)           --
                                                                       ------------    ------------    ------------    ------------
       Net earnings (loss)                                             $   (419,000)   $  1,431,000    $    522,000    $  3,933,000
                                                                       ============    ============    ============    ============

Basic earnings (loss) per common share:
    Continuing operations                                              $      (0.04)   $       0.10    $       0.21    $       0.31
    Gain on disposal of discontinued operations                                --              --                 0            --
    Cumulative effect of change in accounting principle                        --              --             (0.16)           --
                                                                       ------------    ------------    ------------    ------------
       Net earnings (loss)                                             $      (0.04)   $       0.10    $       0.05    $       0.31
                                                                       ============    ============    ============    ============



Diluted Earnings Per Share (3):

Actual shares outstanding - beginning of period                           9,406,156      13,909,714       5,616,448       9,404,439
Weighted average number of common shares issued (1) (2)                     930,545         590,199       5,452,135       4,077,244
                                                                       ------------    ------------    ------------    ------------
Weighted average number of common shares outstanding - end of period     10,336,701      14,499,913      11,068,583      13,481,683
                                                                       ============    ============    ============    ============

Net earnings (loss):
    Continuing operations                                              $   (419,000)   $  1,431,000    $  2,141,000    $  3,933,000
    Gain on disposal of discontinued operations                                --              --            36,000            --
    Cumulative effect of change in accounting principle                        --              --        (1,655,000)           --
                                                                       ------------    ------------    ------------    ------------
       Net earnings (loss)                                             $   (419,000)   $  1,431,000    $    522,000    $  3,933,000
                                                                       ============    ============    ============    ============

Diluted earnings (loss) per common share:
    Continuing operations                                              $      (0.04)   $       0.10    $       0.19    $       0.29
    Gain on disposal of discontinued operations                                --              --                 0            --
    Cumulative effect of change in accounting principle                        --              --             (0.15)           --
                                                                       ------------    ------------    ------------    ------------
       Net earnings (loss)                                             $      (0.04)   $       0.10    $       0.05    $       0.29
                                                                       ============    ============    ============    ============

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(1)    Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 6, 2001 payable October 18, 2001 to shareholders of record on September 20, 2001.

(3) During the three month period ended March 31, 2001, the assumed exercises of common stock options and warrants outstanding were excluded from the computation of diluted earnings (loss) per share because to do so would have been antidilutive. At March 31, 2001, common stock options and warrants were outstanding resulting in potential issuance of 964,511 shares.